HUDSON'S GRILL

FRANCHISE AGREEMENT

THIS AGREEMENT is made as of , 19/20 by and between HUDSON'S GRILL INTERNATIONAL, INC., a Texas corporation, with its principal place of business at Dallas, Texas (the "Company"), and (the "Franchisee").

RECITALS

A. The Company is the originator of a distinctive concept and type dining establishment for the marketing, preparation and sale of hamburgers, specialty sandwiches and other items, beverages and dessert items under the name "HUDSON'S GRILL" (the HUDSON'S GRILL RESTAURANTS").

B. The Company is the owner of the trademarks and service marks employed in HUDSON'S GRILL RESTAURANTS, including the registered mark "HUDSON'S GRILL" (collectively, the "Trademarks") and has authorized the Company to license others to use the Trademarks as part of a HUDSON'S GRILL franchise.

C. The Company has developed for its own use and the use of HUDSON'S GRILL Franchisees a unique system of restaurant operation for HUDSON'S GRILL RESTAURANTS (the "System"), consisting in part of distinctive building designs, advertising signs, specially designed equipment layout plans, food presentation and recipes, certain business techniques, systems and procedures and a HUDSON'S GRILL RESTAURANT operations Manual.

D. The Company has established a chain of HUDSON'S GRILL RESTAURANTS utilizing the System and offering franchises to operate HUDSON'S GRILL RESTAURANTS.

E. The Franchisee desires, upon the terms, conditions and provisions hereinafter set forth, to establish and operate a HUDSON'S GRILL RESTAURANT to be operated pursuant to the System and under the terms of this Agreement.

WITNESSETH:

The parties hereby agree as follows:

SECTION 1: GRANT OF LICENSE

1.1 Grant. The Company hereby grants to the Franchisee a limited license to use the Trademarks solely in direct connection with the sale of the food, beverage and other products referred to in Subsection 3.6 from a HUDSON'S GRILL RESTAURANT to be operated by Franchisee at the following location:

HUDSON'S GRILL Unit No

(the "Restaurant")

The Franchisee has the exclusive right to operate a Hudson's restaurant at this location and no company owned or franchised Hudson's restaurants will be allowed to operate within a three (3) mile radius from the Restaurant (Restaurant trading area).

The grant of this limited license to use the Trademarks is further subject to the terms, conditions and limitations hereinafter set forth, including, among others, those contained in Section 14 entitled "TRADEMARKS".

1.2 Strict Conformity. Franchisee agrees that throughout the term of this Agreement Franchisee shall operate the Restaurant in strict accordance with the terms of this Agreement and shall perform all other obligations of the Franchisee provided for by this Agreement.

SECTION 2: TERM

2.1 Term.

(a) This Agreement shall continue for a term of twenty (20) years, unless earlier terminated in accordance with the conditions and provisions hereof, commencing with the date on which the Franchisee commences operation of the Restaurant as a HUDSON'S GRILL RESTAURANT. The commencement date will be confirmed in writing signed by the parties and attached hereto.

(b) Notwithstanding the foregoing, the commencement date of this Agreement shall be the following date if the Franchisee has purchased or otherwise acquired the HUDSON'S GRILL franchise rights to the Restaurant from someone other than the Company: .

(c) Notwithstanding the foregoing, if Franchisee fails to secure a lease or purchase the property upon which the Restaurant is to be situated within six (6) months of the date of this Agreement, such inaction shall be an event of default of this Agreement.

(d) Should Franchisee fail to open the Restaurant for business within one(1) year of the date of this Agreement, such inaction shall be an event of default of this Agreement.

SECTION 3: RESTAURANT SYSTEM AND PROCEDURES

3.1 Opening Assistance.

(a) The Company will furnish the Franchisee with advice and assistance in managing and operating a HUDSON'S GRILL RESTAURANT, including periodic visits by the Company's representatives. In addition, at Franchisee's request, the Company will provide an opening team of two to four various individuals who will be physically present for up to ten (10) consecutive days, in order to assist in the opening of Franchisee's Restaurant. During this ten day period, the Company shall be responsible for the individual's cost of travel, lodging and salary; however, Franchisee shall be responsible for providing two meals in the Restaurant per day once the kitchen is operating, to each member of the opening team. Any further assistance shall be at Franchisee's sole expense, which could include, but is not limited to, an individual's salary, lodging, transportation, meals, and workers compensation insurance. Individuals may be substituted by others due to scheduling conflicts, and further opening assistance is in the Company's sole discretion.

(b) In addition, the Company will develop and present to the Franchisee, and the Franchisee shall carry out, an advertising program designed for the initial opening of the Restaurant.

(c) Notwithstanding the foregoing, if the Restaurant has previously been operated as a HUDSON'S GRILL RESTAURANT, the Company will reasonably assist the Franchisee in assuming operation of the Restaurant, and the Franchisee will carry out an advertising program reflecting the change of operation as designated by the Company.

(d) Provide you with a prototype layout for the design of a typical Restaurant, including details regarding exterior signs. These plans are for informational purposes only and shall not be relied upon by you in the construction of your Restaurant. You are required to develop your own working drawings for the construction of your Restaurant, and we must review and approve these plans prior to the commencement of construction.

3.2 Operation of the Restaurant.

(a) The individual(s) named in this Subsection shall devote his or her full time, best efforts and constant personal attention to the day to day operation of the Restaurant: (the "Operator"). The Operator will at all times own at least twenty percent (20%) of the Restaurant business.

(b) In order to facilitate the devotion of such personal attention, the Franchisee agrees that the Operator will maintain his or her personal principal residence within a usual driving time of approximately one hour from the Restaurant. Unless the Company shall have given its prior advance written approval, the Franchisee shall have the Restaurant open for business during such hours as are specified by the Company in the Manual described in Section 3.3 below. In addition, and without limiting the generality of the foregoing responsibilities, the Franchisee expressly agrees to:

(i) Operate the Restaurant in a clean, safe and orderly manner, providing courteous, first class service to the public;

(ii) Diligently promote and make every reasonable effort to increase the business of the Restaurant;

(iii) Advertise the business of the Restaurant by the use of the Trademarks and such other insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or established from time to time by the Company and included in the Operations Manual described below; and

(iv) Prevent the use of the Restaurant for any immoral or illegal purpose, or for any other purpose, business activity, use or function which is not expressly authorized hereunder or in such Manual.

3.3 The Manual. The Franchisee hereby acknowledges receipt and loan of a copy of the Company's Franchise Operations Manual, and shall faithfully, completely and continuously perform, fulfill, observe and follow all instructions, requirements, standards, specifications, systems and procedures contained therein, including those dealing with the selection, purchase, storage, preparation, packaging, service and sale (including menu content and presentation) of all food and beverage products, the maintenance and repair of restaurant buildings, grounds, furnishings, fixtures and equipment, as well as those relating to employee uniforms and dress, accounting, bookkeeping, record retention and other business systems, procedures and operations. By reference, the Company's Franchise Operations Manual, as presently constituted and as it may hereafter be amended and supplemented by the Company from time to time (the "Manual"), is incorporated in and made part of this Agreement. The Franchisee acknowledges that the materials contained in the Manual are integral, necessary and material elements of the System and that it will be necessary as part of the maintenance of the System and its competitive position for the Company to modify the Manual during the term hereof.

3.4 Changes to the Manual. The Company shall have the right at any time and from time to time, in the good faith exercise of its reasonable business judgment, consistent with the overall best interests of HUDSON'S GRILL RESTAURANTS generally, to revise, amend, delete from and add to the System and the material contained in the Manual. The Franchisee expressly agrees to comply with all such revisions, amendments, deletions and additions.

3.5 Uniformity and Conformity. The Franchisee understands, acknowledges and agrees that strict conformity with the System, including the standards, specifications, systems, procedures, requirements and instructions contained in this Agreement and in the Manual, is vitally important to the success not only of the Company, but to the collective success of all HUDSON'S GRILL Franchisees, including the Franchisee, by reason of the benefits all Franchisees and the Company will derive from chain uniformity in food products, identity, quality, appearance, facilities and service among all HUDSON'S GRILL RESTAURANTS. Any failure to adhere to the standards, specifications, requirements or instructions contained in this Agreement or in the Manual shall constitute a material breach of this Agreement.

3.6 Products and Services. The Franchisee shall offer for sale only from the Restaurant premises and at all times when the Restaurant is open for business all and only the food, beverages and other products expressly described in the Manual, unless the Franchisee shall have received the Company's prior written consent to any exception. No food, beverage or other products shall be offered or sold at or from the Restaurant under or in connection with any trademark or service mark other than the Trademarks without prior written authorization of the Company in each case.

3.7 Confidentiality. The Franchisee further understands, acknowledges and agrees that the Company is the owner of all rights in and to the System, including the information and materials described or contained in the Manual, and that the System, including such information and materials, constitutes trade secrets of the Company which are revealed to the Franchisee in confidence, and that no right is given to or acquired by the Franchisee to disclose, duplicate, license, sell or reveal any portion thereof to any person, other than an employee of the Franchisee required by his work to be familiar with relevant portions thereof. The Franchisee hereby represents, warrants and agrees to keep and respect such confidences extended by the Company to the Franchisee, to obtain from each of its Restaurant managers an agreement to keep and respect such confidences and to be responsible for compliance by said employees with such agreements.

3.8 Company Property. The Manual and all such other materials furnished to the Franchisee hereunder are and shall remain the property of the Company and are required to be returned to the Company immediately upon the expiration or earlier termination of this Agreement for any reason.

3.9 Franchisee Covenants. The Franchisee acknowledges that HUDSON'S GRILL RESTAURANTS, including the Restaurant, must compete (by among other things introducing new products and conducting advertising programs) against similar businesses (as defined below) which may have far greater financial resources and may be better established in the restaurant industry. The Franchisee therefore covenants and agrees to the following undertaking as an integral part of the sale of the franchise to Franchisee:

(a) During the term of this Agreement, the Franchisee, the Operator and each and every person with an ownership interest in Franchisee's Restaurant business will use his or her personal best efforts to assure compliance at all times with Subsections 3.2, 3.4, 3.5, 3.6, 3.7 and this Subsection of this Agreement.

(b) During the term of this Agreement, neither the Franchisee, the Operator nor any person with an ownership interest in Franchisee's Restaurant business will, directly or indirectly, engage in or have any interest whatsoever in any similar business (as defined below) without the prior express written consent of the Company.

(c) During the term of this Agreement, neither the Franchisee, the Operator nor any person with an ownership interest in the Franchisee's Restaurant business will perform any services for or become a landlord of any similar business (as defined below) without the prior express written consent of the Company.

(d) During the term of this Agreement, neither the Franchisee, the Operator nor any person with an ownership interest in the Franchisee's Restaurant business will divert or attempt to divert any business or customer of the Restaurant or of any other HUDSON'S GRILL RESTAURANT, in any similar business (as defined below) by direct or indirect inducement, advertising or otherwise or do or perform, directly or indirectly, any other act which is injurious or prejudicial to the goodwill associated with the System or the value of the Trademarks.

(e) For a period of two (2) years following the expiration or termination of this Agreement, neither the Franchisee, the Operator nor any person with an ownership interest in Franchisee's Restaurant business will, directly or indirectly, engage in or have any interest whatsoever in any similar business (as defined below) which is located within fifteen (15) miles of any HUDSON'S GRILL RESTAURANT in the United States or Canada without the prior express written consent of the Company.

(f) For purposes hereof, a "similar business" is any table service restaurant featuring hamburger items and other specialty food and beverage products similar to a HUDSON'S GRILL RESTAURANT.

(g) The Franchisee acknowledges and agrees that any violation of the covenants of this Subsection 3.9 would result in irreparable injury to the Company and the System and that the Company would be without an adequate remedy of law. The Franchisee, therefore, agrees that in the event of a breach or threatened breach of any such covenant, the Company shall be entitled, in addition to any other remedies which it may have hereunder or at law or in equity, to a temporary and/or permanent injunction and a decree for specific performance of the terms of this Subsection 3.9 without the necessity of showing actual or threatened damage.

(h) The parties agree that each of the foregoing covenants shall be construed as independent of each other and of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Subsection 3.9 is held unenforceable by a court having valid jurisdiction in a final decision between the parties hereto and from which no appeal has or may be taken, the Franchisee expressly agrees to be bound by the remaining portion of such covenant.

(i) The Franchisee agrees to obtain and deliver to the Company a written commitment from the Operator and each person with an ownership interest in Franchisee's Restaurant business that such person agrees to each of the undertakings set forth in this Subsection 3.9.

3.10 Employees. The Franchisee covenants and agrees that he or she will not hire or make arrangements to hire any person employed by the Company or by another HUDSON'S GRILL Franchisee without first obtaining the Company's or such other Franchisee's written consent. The parties acknowledge that in the event of a breach by Franchisee of this covenant actual damages would be extremely difficult to ascertain, and accordingly in the event of such a breach, agree to pay the prior employer of such person liquidated damages equal to the greater of such person's prior annual salary or one-half of the annual salary and of any bonus paid or to be paid by the Franchisee to such person during the first year of employment.

3.11 Approved Suppliers. In order to assure uniformity and conformity among Restaurants in the System, Franchisee agrees to purchase all products for sale at the Restaurant from suppliers who are then approved in writing by the Company as an approved Hudson's Grill supplier. In the event that Franchisee desires to purchase any products from a supplier who is not so approved, Franchisee will notify the Company of such supplier and instruct the proposed supplier to contact the Company and follow the Company's procedures for becoming an approved Hudson's Grill supplier. Franchisee shall at all times have full discretion in establishing the price of any product or service sold by the company.

3.12 Approved Products and Brands. Unless the Company has given Franchisee its prior written consent, the Franchisee will sell from the Restaurant only the approved products and brands referred to in Section 3.6 above.

3.13 Proprietary Ingredients. The Franchisee agrees to buy certain proprietary ingredients from the Company, its affiliate or an approved supplier as designated by the Manual. Such ingredients are prepared pursuant to secret, proprietary recipes and/or procedures belonging to the Company.

SECTION 4: TRAINING

4.1 Initial Training. The Company shall make available to the Franchisee and one Restaurant manager, the Company's HUDSON'S GRILL RESTAURANT operations training course.

4.2 Training Required. The Franchisee and at least one Restaurant manager shall attend, for such period of time as the Company shall deem reasonably necessary, and complete the Company's training course to the reasonable satisfaction of the Company. If the Franchisee fails to successfully complete the Company's training course, then, at the option of the Company this Agreement may be terminated upon written notice to the Franchisee. Attendance at and completion of such course may be waived in writing by the Company.

4.3 Continuous Training. The Franchisee and at least one Restaurant manager shall, from time to time as reasonably required by the Company, personally attend and complete a Company-provided refresher course in HUDSON'S GRILL RESTAURANT operations and any training sessions held for the purpose of introducing new products and procedures.

4.4 Training Employees. The Franchisee shall be responsible for the compliance of the Restaurant's operations with the standards, methods, techniques and material taught at the Company's operations training course, and shall cause the Restaurant's employees to be trained in such standards, methods and techniques as are relevant to the performance of their respective duties.

4.5 Expenses. Attendance of the Franchisee and one Restaurant manager at all training courses shall be tuition-free, but at the Franchisee's sole cost and expense, including, without limitation, the cost of travel, lodging, meals and other related and incidental expenses.

SECTION 5: RESTAURANT MAINTENANCE

5.1 Repairs and Maintenance. The Franchisee shall, at the Franchisee's sole cost and expense, maintain the Restaurant in conformity with the standards, specifications and requirements of the System, as the same may be designated by the Company from time to time. The Franchisee specifically agrees to replace equipment as necessary or desirable at his cost and expense and to obtain at his cost and expense any new or additional equipment as may be reasonably required by the Company for new products or procedures. The Franchisee agrees to take all such action as requested by the Company promptly within a reasonable time period after receipt of such request. Except as may be expressly provided in the Manual, no alterations or improvements, or changes of any kind in design, equipment or decor shall be made in, on or about the Restaurant or Restaurant premises without the prior written approval of the Company in each instance. The Franchisee shall repair, maintain and replace all equipment, signs and other Restaurant items at his cost.

5.2 Modernization. In order to assure the continued success of the Restaurant, the Franchisee shall, from time to time as reasonably required by the Company (taking into consideration the cost and then remaining term of this Agreement), modernize the Restaurant building, premises and equipment to the Company's then current, reasonable standards and specifications. The Franchisee's obligations under this Subsection are in addition to, and shall not relieve the Franchisee from, any of its other obligations under this Agreement, including those contained in the Manual. No such modernization shall be required by the Company unless and until the Company has at that time implemented such standards and specifications in at least twenty-five percent (25%) of the HUDSON'S GRILL RESTAURANTS operated by Hudson's Grill International, Inc. in the United States.

5.3 Lease Provisions. If the Franchisee is or becomes a lessee of the Restaurant premises, he shall provide the Company with a true and correct, complete copy of any such lease, and shall have included therein provisions, in form satisfactory to the Company, expressly permitting both the Franchisee and the Company to take all actions and make all alterations referred to under Subsection 15.2 (b). Such lease shall also require the lessor thereunder to give the Company reasonable notice of any contemplated termination and a reasonable time in which to take and make the above actions and alterations and provide that the Franchisee has the unrestricted right to assign such lease to the Company.

SECTION 6: ADVERTISING

6.1 Advertising and Promotion Programs. The Company will develop and administer advertising and sales promotion programs designed to promote and enhance the collective success of all HUDSON'S GRILL RESTAURANTS. It is expressly understood, acknowledged and agreed that in all phases of such advertising and promotion, including, without limitation, type, quantity, timing, placement and choice of media, market areas and advertising agencies, the decisions of the Company made in good faith shall be final and binding. The Franchisee shall have the right to participate actively in all such advertising and sales promotion programs, but only in full and complete accordance with such terms and conditions as may be established by the Company for each such program.

6.2 Funding of Advertising/Promotion Programs.

(a) The Franchisee agrees to spend a minimum dollar amount annually equal to two percent (2%) of each year's gross sales (as defined in Subsection 7.4) in conducting advertising and sales promotion programs for the Restaurant which have been approved in advance by the Company in writing. The Franchisee will as requested by the Company provide proof of all such expenditures. In addition, Franchisee agrees to contribute to the Marketing Fund described below the marketing fees required by Section 7.1 (c) below.

(b) Presently, due to a lack of critical mass in markets served by Hudson's restaurants, Franchisee's are conducting advertising solely on a local basis. Therefore, until the Company, in its sole and independent discretion, elects to manage a national or regional advertising program, the Franchisee may develop advertising materials for his own use, at his own cost. However, the Franchisee must obtain the Company's prior written approval of these advertising materials before the Franchisee is allowed to use them. (see Section 6.7 below)

(c) In the event, at some time in the future, that the Company institutes a national or regional marketing campaign, the Franchisee will be notified in writing and beginning thirty days after such notification, the Franchisee will commence paying 1% of his Gross Sales to a joint marketing fund (the "Marketing Fund").

(d) When and if the Marketing Fund is instituted, the Company will administer the Marketing Fund and will retain up to 15% of the contributions to offset its administrative overhead relating to the Marketing Fund.

(e) The Company does not have to spend monies from the Marketing Fund in the Franchisee's area or in any way ensure that each franchisee received equal benefit from expenditures. However, no contributions to the Marketing Fund are spent on advertising that is principally a solicitation for the sale of Hudson's Grill franchises.

(f) Before and during the first three months of operation of the Franchisee's Hudson's Grill, the Franchisee is required to expend no less than $5,000 on local grand opening advertising.

6.3 Scope/Media. The coverage of media used in advertising financed by the Fund may be local, regional or national in scope and the media used could include television, radio, magazine and newspaper, point of sale information, as well as to fund public relations activities.

6.4 Audits. The Marketing Fund may be audited annually and the financial statements of the Fund are available to franchisees upon request, but franchisees do not receive any other periodic accounting of how contributions to the Fund are spent. Funds not expended in a given year will be spent during the next year.

6.5 Cooperatives. The Company may designate a local, regional or national advertising coverage area in which the Franchisee's Hudson's Grill and at least one other Hudson's Grill is located for the purpose of developing an advertising or promotional cooperative. The Company has the power, in its sole discretion, to require cooperatives to be formed, changed, dissolved or merged. The Franchisee will be required to participate in and contribute to any cooperative designated in the Franchisee's coverage area. The costs of the program will be allocated among franchisees in the coverage area, and each franchisee's share of the costs for a given year will be in proportion to its respective Gross Revenues during the preceding year.

6.6 Temporary Investment. The Company may temporarily invest any or all of the monies held in the Marketing Fund from time to time at the sole discretion of the Company in accordance with the Marketing Fund Policy. All interest or other income received from such investments may be used by the Company to pay for the expenses of administering the Marketing Fund.

6.7 Approval of Advertising. All advertising copy and other materials shall be in strict accordance and conformity with the standards, formats and specimens contained in the Manual. In the event the Franchisee wishes to depart from the materials contained in the Manual, the Franchisee shall submit, in each instance and at least thirty (30) days prior to first use, the proposed advertising copy and materials to the Company for approval in advance of publication, and shall use only such advertising materials as have been approved in writing by the Company. In no event shall the Franchisee's advertising contain any statement or material which may be considered (a) in bad taste or offensive to the public or to any group of persons; or (b) defamatory of any person or an attack on any competitor.

SECTION 7: FEES

7.1 Fees. As partial consideration for the rights granted hereunder, the Franchise shall pay the Company:

(a) An initial franchise fee in the total amount of $35,000 due in full upon execution hereof, including any deposits made by Franchisee;

(b) A weekly franchise fee equal to four percent (4%) of each week's gross sales as payment for the Franchisee's continuing right to use the HUDSON'S GRILL System and Trademarks;

(c) A weekly marketing fee equal to one percent (1%) of each week's gross sales.

7.2 No Fees Refundable. The Franchisee acknowledges and agrees that the fees referred to above in Subsection 7.1 (a) are not refundable in whole or part under any circumstances and have been fully earned by the Company by the grant of this franchise. The Franchisee agrees to spend Five Thousand Dollars ($5,000.00) within three months of the initial opening of the Restaurant in advertising and promoting the grand opening of the Restaurant pursuant to the Company's procedures.

7.3 Payment of Weekly Fees. The weekly fees referred to in Subsections 7.1 (b) and (c) above in this Section (the "Weekly Fees") must be received by the Company within five (5) calendar days following the fiscal week (as designated by the Company) in which such sales were made, and Franchisee agrees that TIME IS OF THE ESSENCE regarding payment of the Weekly Fees. Franchisee agrees to pay the Weekly Fees to the Company either by timely mailing or delivering a check, or if requested by the Company, by automatic direct transfer of funds. Franchisee agrees at the Company's reasonable request to furnish such information, execute such forms, make such arrangements and complete such procedures as are reasonably necessary to establish direct transfers from Franchisee's account(s) to such account(s) as the Company may designate in order to pay directly the Weekly Fees within each five-day period referred to above. Without limiting the foregoing, Franchisee specifically agrees to obtain a telefax machine and to make timely telefax reports to the Company of the sales and other information necessary to allow the Company to cause such transfers to be made, as required by the Manual. Franchisee further agrees to maintain sufficient funds in its account(s) to allow timely honoring of each payment to the Company by Franchisee's bank or other financial institution. Franchisee hereby specifically authorizes the Company to make such direct transfers of the Weekly Fees so long as such transfers are limited to amounts computed with reference to sales information furnished by Franchisee, or if Franchisee fails to furnish such information, with reference to good faith estimates by the Company. Weekly Fees which are not paid when due shall bear interest from and after their respective due dates at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less. Any late payment of Weekly Fees shall be accompanied by a late payment administrative charge of Twenty Five Dollars ($25.00).

7.4 Gross Sales. The term "gross sales" as used in this Agreement shall mean and include the total of all cash or other manner of payment received for the sale of food, beverages and other tangible property of every kind, or for catering services or entertainment charges, made or sold at, in, upon, or from the Restaurant premises and from any vending machines or similar machines located at the premises; and any and all other amounts which shall be received as compensation for any services rendered therefrom. All sums collected and paid out for sales taxes levied on the sale of such food, beverages, property, services and receipts are excluded from "gross sales." In the event that applicable laws prohibit the payment of franchise royalties based on gross sales of alcoholic beverages, the Franchisee agrees to pay a weekly franchise fee under Subsection 7.1 (b) above equal to five percent (5%) of gross sales not including such alcoholic beverages.

SECTION 8: RECORD KEEPING

8.1 Business Records. The Company shall provide the Franchisee with a HUDSON'S GRILL RESTAURANT record keeping system and the Franchisee shall employ such system, without modification, in connection with the business of the Restaurant. The Franchisee shall use such bookkeeping and record keeping forms as shall be prescribed from time to time in the Manual.

8.2 Reports. The Franchisee shall complete and submit to the Company on a regular continuous basis:

(a) Weekly Restaurant Reports, one copy of which shall be sent to Company by telefax within twenty-four hours after the end of each week and a second copy concurrently with the payment of Weekly Fees;

(b) Monthly Restaurant Reports, on or before the fifteenth day of each calendar month; and

(c) Annual Restaurant Reports, on or before 90 days following the end of Franchisee's fiscal or calendar year.

8.3 Financial Statements. The Annual Restaurant Reports referred to above shall include a balance sheet dated as of the end of the Franchisee's fiscal year or calendar year and a profit and loss statement for such year, together with such additional financial information as the Company may reasonably request, all prepared in accordance with generally accepted accounting principles. Such balance sheet and profit and loss statement must be reviewed by an independent certified public accountant in accordance with Statements on Standards for Accounting and Review Services and must contain a signed opinion by such accountant to that effect. If the Franchisee fails to provide the Company with such financial statement, the Company shall have the right to have an independent audit made of the Franchisee's books and records, and the Franchisee shall promptly reimburse the Company for the cost thereof.

8.4 Procedures. Each of the Reports referred to in this Section shall be completed by the Franchisee or his accountant in the respective specimen forms, and in accordance with the instructions, contained in the Manual. TIME IS OF THE ESSENCE with respect to completion and submission of each such Report.

SECTION 9: INSPECTION

9.1 Inspections. The Company shall have the right at any time and from time to time without notice to have its representatives enter the Restaurant premises for the purpose of inspecting the condition thereof and the operation of the Restaurant for compliance with the standards, specifications, requirements and instructions contained in this Agreement and in the Manual, and for any other reasonable purpose connected with the operation of the Restaurant.

9.2 Books and Records. Without limiting the generality of Subsection 9.1, Company representatives shall have the right at all times during normal business hours to confer with Restaurant employees and customers, and to inspect the Franchisee's books, records and tax returns, or such portions thereof as pertain to the operation of the Restaurant business. All such books, records and tax returns shall be kept and maintained at the Restaurant premises or such other place as may be agreed to from time to time in writing by the parties. If any such inspection reveals that the gross sales reported in any report or statement are less than the actual gross sales ascertained by such inspection, then the Franchisee shall immediately pay the Company the additional amount of fees owing by reason of the understatement of gross sales previously reported, together with interest as provided in Subsection 7.3. In the event that any report or statement understates gross sales by more than two percent (2%) of the actual gross sales ascertained by the Company's inspection, the Franchisee shall, in addition to making the payment provided for in the immediately preceding sentence, pay and reimburse the Company for any and all expenses incurred in connection with its inspection, including, but not limited to, reasonable accounting and legal fees. Such payments shall be without prejudice to any other rights or remedies the Company may have under this Agreement or otherwise.

9.3 Stock Register. If the Franchisee is a corporation, it shall maintain an accurate stock register. In the event that the beneficial ownership of the Franchisee's stock differs in any respect from record ownership, the Franchisee shall produce its stock register and any list of beneficial owners, certified by the corporation's secretary to be correct, at the Restaurant at any reasonable time and from time to time after ten days' prior written request by the Company. Company representatives shall have the right to examine the stock register and any list of beneficial owners and to reproduce all or any part thereof.

SECTION 10: RELATIONSHIP OF PARTIES AND INDEMNIFICATION

10.1 Relationship. The Franchisee is not, and shall not represent or hold itself out as, an agent, legal representative, joint venturer, partner, employee or servant of the Company for any purpose whatsoever and, where permitted by the law to do so, shall file a business certificate to such effect with the proper recording authorities. The Franchisee is an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of the Company, or to create any obligation express or implied on behalf of the Company. The Franchisee agrees that the Company is not in any way a "fiduciary" as regards the Franchisee. The Franchisee shall not use the name HUDSON'S GRILL or any similar words as part of or in association with any trade name or name of any business entity directly or indirectly associated with the Franchisee.

10.2 Indemnification. The Franchisee shall exonerate and indemnify the Company, its subsidiaries and its or their officers, directors, employees, agents, affiliates, successors and assigns from and against (a) any and all claims based upon, arising out of, or in any way related to the operation or condition of any part of the Restaurant or Restaurant premises, the conduct of business thereat, the ownership or possession of real or personal property, and any negligent act, misfeasance or non-feasance by the Franchisee or any of its agents, contractors, servants, employees or licensees, and including, without limitation, all obligations of the Franchisee incurred pursuant to any provisions of this agreement, and (b) any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of the Company in the investigation of or defense against any and all such claims.

SECTION 11: INSURANCE

11.1 Insurance. The Franchisee shall procure before the commencement of Restaurant operations and maintain in full force and effect during the entire term hereof, at its sole cost and expense, an insurance policy or policies protecting the Franchisee and the Company against any and all loss, liability or occurrence, arising out of or in connection with the condition, operation, use or occupancy of the Restaurant or Restaurant premises. The Company shall be named as an additional insured in all such policies, workers' compensation excepted. Such policy or policies shall be written by a responsible insurance company or companies satisfactory to the Company, and shall be in such form and contain such minimum coverage as shall be satisfactory to the Company from time to time. In any event, such policy or policies shall include at least the following:

KIND OF INSURANCE MINIMUM COVERAGE

Workers' Compensation Statutory

Public Liability and Property $3,000,000 each occurrence

Damage, including products, Combined single limit

premises and injury

The insurance afforded by the policy or policies respecting public liability and property damage shall not be limited in any way by reason of any insurance which may be maintained by the Company.

11.2 Certificates. Within sixty (60) days after the execution of this Agreement, but in no event later than the day before the Restaurant opens for business, Certificates of Insurance showing compliance with the requirements of Subsection 11.1 shall be furnished by the Franchisee to the Company for approval. Such certificates shall state that the policy or policies shall not be canceled or altered without at least thirty (30) days' prior written notice to the Company. Maintenance of such insurance and the performance by the Franchisee of its obligations under this Section 11 shall not relieve the Franchisee of liability under the indemnity provisions of this Agreement or limit such liability.

11.3 Property Insurance. The Franchisee shall insure the building and other improvements, equipment, furnishings, and other fixtures and any additions thereto in accordance with insurance policies then in effect for similar businesses or if a lease or sublease exists between Franchisee and the Company, in accordance with the requirements thereof in any event. The Franchisee shall, upon request, exhibit evidence of such insurance to the Company.

11.4 Failure to Insure. Should the Franchisee, for any reason, not procure and maintain the insurance coverage required by this Section, then the Company shall have the right and authority to procure immediately such insurance coverage and to charge the cost thereof plus a ten percent (10%) processing fee to the Franchisee, which charges shall be paid immediately upon notice and shall be subject to charges for late payments in the manner set forth in Subsection 7.3 hereof.

SECTION 12: DEBTS AND TAXES

12.1 Debts and Taxes. The Franchisee shall pay promptly when due all obligations incurred directly or indirectly in connection with the Restaurant and its operation; including, without limitation, all taxes and assessments that may be assessed against the Restaurant land, building and other improvements, equipment, fixtures, signs, furnishings and other property, and all liens and encumbrances of every kind and character incurred by or on behalf of the Franchisee in the conduct of the Restaurant business.

SECTION 13: SALE AND ASSIGNMENT

13.1 Written Consent.

(a) The rights and interest of Franchisee under this Agreement and the ownership interests in Franchisee (if Franchisee is not an individual) shall not be subject to sale, assignment, transfer or encumbrance (all of which are hereinafter included within the term "transfer") in whole or in part in any manner whatsoever without the prior express written consent of the Company. The Company will not, however, unreasonably withhold its consent. In considering a request for transfer, the Company will consider, among other things, the qualifications, apparent ability and credit standing of the proposed transferee as if he or she were a prospective direct purchaser of a franchise from the Company. In addition, but without limitation, the Company shall require as a condition precedent to the granting of its consent that:

(i) there shall be no existing default in the performance or observance of any of the Franchisee's obligations under this Agreement or any other agreement with the Company and the Restaurant shall be in condition and appearance satisfactory to the Company and in accordance with its standards at that time;

(ii) the Franchisee shall have settled all outstanding accounts with the Company, including the purchase from the Company of any interests it may have in the Restaurant's equipment and signs;

(iii) the Franchisee shall have paid the Company its then current transfer fee. The amount of the transfer fee will be set by the Company from time to time and will be limited to the Company's good faith estimate of actual reasonable expenses to be incurred by it in connection with investigating the qualifications of the proposed transferee, training the proposed transferee and the direct administrative costs of effectuating the transfer; provided, however, that in no event shall the amount of such transfer fee exceed $5,000.00;

(iv) the proposed transferee shall have personally attended and satisfactorily completed the Company's tuition-free training program;

(v) the proposed transferee shall have executed the Company's then current form of Franchisee Agreement for a term equal to the remaining term of this Agreement but requiring no initial Franchisee fee or successor fee and requiring no greater weekly franchise fee than the applicable fee set forth in Subsection 7.1 (b) above; and

(vi) such other requirements as the Company may in its discretion deem necessary.

(b) Neither this Agreement, any of the rights conferred on the Franchisee hereunder nor any ownership interests in the purchasing Franchisee shall be retained by the transferring Franchisee as security for the payment of any obligation that may arise by reason of any such transfer.

13.2 Personal Contract. It is acknowledged and agreed that a material part of the consideration for the Company's entering into this Agreement is the personal confidence reposed in the Franchisee, and no person shall succeed to any of the rights of the Franchisee under this Agreement by virtue of any voluntary or involuntary proceeding in bankruptcy, receivership, attachment, execution, assignment for the benefit of creditors or other legal process.

13.3 Consent Mandatory. Except as expressly provided for herein, any attempt by the Franchisee to transfer any of its rights or interest under this Agreement shall constitute a material breach of this Agreement and the Company shall have the right to terminate this Agreement upon written notice to the Franchisee. The Company shall not be bound by an attempted sale, assignment, transfer, conveyance or encumbrance in any manner whatsoever, by law or otherwise, of any of the Franchisee's rights or interests under this Agreement.

13.4 Corporations.

(a) If Franchisee is a corporation or if the Franchisee's interests in this Agreement are to be transferred to a corporation, such corporation must be expressly approved in advance and in writing by the Company, and the Franchisee must comply with the provisions hereinafter specified and any other condition which Company may require, including a limitation on the number of stockholders of the corporation. Such corporation shall be closely held and shall not engage in any business activity other than that directly related to the operation of restaurants franchised by the Company. All record and beneficial stockholders of such corporation shall be required to execute a personal guaranty of the Franchisee's obligations to the Company.

(b) If at any time the Franchisee is a corporation, the individual expressly designated in writing by the Company shall at all times be the legal beneficial owner of at least 51% of the stock of the corporation and shall act as such corporation's principal officer. Any issuance or transfer of stock in such corporation shall be treated for the purposes of this Agreement as a transfer of the Franchisee's interests in this Agreement requiring the Company's consent as provided herein. Franchisee must, prior to any issuance or transfer of any stock, furnish the Company with a written notice containing the details of such proposed issuance or transfer in advance thereof. The Articles of Incorporation and the By-laws of the Franchisee corporation shall reflect that the issuance and transfer of shares of stock are restricted, and all stock certificates shall bear the following legend, which shall be printed legibly and conspicuously on the face of each stock certificate:

"The transfer of this stock is subject to the terms and conditions of a Franchise Agreement with HUDSON'S GRILL INTERNATIONAL, INC. Reference is made to said Franchise Agreement and to restrictive provisions of the charter and by-laws of this corporation."

(c) Franchisee acknowledges that the purpose of the aforesaid restriction is to protect Company's trademarks, service marks, trade secrets and operating procedures as well as Company's general high reputation and image, and is for the mutual benefit of Company, Franchisee and other Franchisees of Company. The Company agrees that it will not unreasonably restrict the issuance or transfer of shares of stock, provided that in no event shall any share of stock of such assignee corporation be sold, transferred or assigned to a business competitor of Company.

13.5 Death and Disability. In the event of the death or legal incapacity of the Franchisee or of a principal stockholder of the Franchisee corporation, the rights and obligations of the Franchisee or of such stockholder hereunder shall inure to the benefit of such of the executors, administrators, heirs, conservators or legatees of the Franchisee or such stockholder (collectively the "Legatee") as shall (i) elect, in a written notice received by the Company within one hundred-twenty (120) days after the date of death, or the judicial determination of legal incapacity, to perform all of the duties and obligations required to be performed, fulfilled and observed by the Franchisee under this Agreement and (ii) be determined by the Company, in its sole reasonable discretion, to be able to perform such duties and obligations. In the event the Company determines that the Legatee is not capable of performing all of the duties and obligations required to be performed by the Franchisee under this Agreement, the Legatee shall use his best efforts within the six (6) months from the date of written notice from the Company to sell his or her interest hereunder or stock to a bona fide purchaser in accordance with and subject to all of the provisions of this Section 13. If, by the end of such six-month period, the Legatee has not effectuated a transfer of such interest or stock in a transaction which meets the requirements of this Section 13, the Company shall have the option to purchase his interest in the Restaurant and franchise or his stock at the fair market value thereof as determined in good faith by three appraisers, with the Company and the Legatee each selecting one appraiser and the two appraisers so chosen selecting the third appraiser.

13.6 First Right of Refusal.

(a) Notwithstanding anything contained in this Agreement to the contrary, if the Franchisee decides to transfer or accept an offer to transfer, in any manner whatsoever, any interest in or under this Agreement, or any interest in any of the Restaurant land, building, equipment, fixtures or other things which are subject to the provisions of the Agreement, or both, the Franchisee shall give written notice thereof to the Company before disclosing his decision to any third party (including any prospective purchaser). The Company shall have a first right of refusal, and until the Company has accepted or rejected an offer from the Franchisee regarding the foregoing, no other offer shall be made or accepted.

(b) Any such offer to the Company shall be in writing and shall include full and complete details of the terms, conditions and provisions upon which the Franchisee has decided to make or accept a proposed transfer. The Company shall have thirty (30) days after actual receipt of such offer within which to accept or reject it. Failure of the Company to accept within said thirty (30) days shall constitute a rejection. If rejected, the Franchisee shall have six (6) months from the date of rejection to transfer the subject property in accordance with the foregoing Subsections of this Section 13, but only upon the terms, conditions and provisions previously offered to the Company.

(c) Prior to consummation of a transfer to any third party, the Franchisee shall submit a copy of all such transfer documentation (signed by the parties, but expressly subject to the Company's right of first refusal) to the Company at least thirty (30) days in advance of any proposed consummation or closing date for the Company's review and comparison with the offer previously submitted to it.

(d) The Company's right of first refusal shall be unrestricted and absolute, and the Company shall in all cases have thirty (30) days to consider and act on each offer or any change in the terms and conditions of offer. Nothing contained in this Subsection 13.6 shall in any way be deemed to impair the Company's discretion in considering, approving or disapproving any request to transfer any interest under this Agreement.

13.7 Assumption. This Agreement and the Company's rights, interest and obligations hereunder shall inure to the benefit of any entity which succeeds to the business of the Company and assumes the obligations of the Company hereunder.

13.8 Sale by Franchisor. Franchisor may sell or assign its interest in the franchise system at any time without notice to or approval from any franchisee.

SECTION 14: TRADEMARKS

14.1 Ownership. The Franchisee acknowledges the sole and exclusive right of the Company (except for rights granted under existing and future franchise agreements) to use the Trademarks in connection with the products and services to which they are or may be applied by the Company, and represents, warrants and agrees that neither during the term of this Agreement nor after the expiration or other termination hereof shall the Franchisee directly or indirectly contest or aid in contesting the validity, ownership or use of the Trademarks by the Company or take any action whatsoever in derogation of the rights claimed therein by the Company.

14.2 Nonexclusive License. The license granted to the Franchisee under this Agreement to use the Trademarks is nonexclusive and the Company, in its sole and absolute discretion, has the right to grant other licenses in, to and under the Trademarks in addition to those licenses already granted, both within and outside the Restaurant trading area, and to develop and license other names and marks on any such terms and conditions as the Company deems appropriate.

14.3 Other Uses. The Franchisee understands and expressly acknowledges and agrees that the Company has the exclusive, unrestricted right to engage directly and indirectly, through its employees, representatives licensees, assigns, agents and others, at wholesale, retail and otherwise, within the Restaurant trading area and elsewhere, in (a) the production, distribution and sale of food products and beverages under the Trademarks licensed hereunder or other marks; and (b) the use, in connection with such production, distribution and sale, of any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by the Company.

14.4 Pre-Packaged Products. The license granted to Franchisee under this Agreement does not include any right or authority of any kind whatsoever to pre-package or sell pre-packaged food products or beverages under the Trademarks.

14.5 Goodwill. Nothing contained in this Agreement shall be construed to vest in the Franchisee any right, title or interest in or to the Trademarks, the goodwill now or hereafter associated therewith or any right in the design or any restaurant building, other than the rights and license expressly granted herein for the term hereof. Any and all goodwill associated with or identified by the Trademarks shall inure directly and exclusively to the benefit of the Company, including without limitation any goodwill resulting from operation and promotion of the Restaurant.

14.6 Use of Marks. The Franchisee shall not use the Trademarks in connection with any statement or material which may, in the judgment of the Company, be in bad taste or inconsistent with the Company's public image, or tend to bring disparagement, ridicule or scorn upon the Company, the Trademarks or the goodwill associated therewith. The Franchisee, whether doing business as a proprietorship, partnership, corporation or other entity, shall not adopt, use or register (by filing a certificate or articles of incorporation, a fictitious business name statement, or otherwise) any trade or business name, style or design which includes, or is similar to, any of the Company's trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics.

14.7 Changes in Marks; Protection. The Company shall have the right at any time and from time to time upon notice to the Franchisee to make additions to, deletions from, and changes in the Trademarks, or any of them, all of which additions, deletions and changes shall be as effective as if they were incorporated in this Agreement. All such additions, deletions and changes shall be made in good faith, on a reasonable basis and with a view toward the overall best interest of the HUDSON'S GRILL RESTAURANTS. The Company will protect and preserve the integrity and validity of the Trademarks by taking the actions deemed by the Company in its discretion to be appropriate in the event of any apparent infringement of the Trademarks.

14.8 Infringements. The Franchisee shall notify the Company promptly of any claims or charges of trademark infringement against the Company or the Franchisee, as well as any information the Franchisee may have of any suspected infringement of the Trademarks. The Franchisee shall take no action with regard to such matters without the prior written approval of the Company and shall cooperate in a manner expressly approved by the Company.

SECTION 15: EXPIRATION AND TERMINATION

15.1 Events of Default.

(a) The Company shall have the right to terminate this Agreement immediately upon written notice to the Franchise:

(i) in the event of any breach or default under Subsections 2.1, 3.2, 4.2, 9.1, 13.3 or 13.6;

(ii) if a petition in bankruptcy, an arrangement for the benefit of creditors or a petition for reorganization is filed by or against the Franchisee, or if the Franchisee shall make any assignment for the benefit of creditors, or if a receiver or trustee is appointed for the Restaurant, unless remedied to the satisfaction of the Company within twenty (20) days;

(iii) if the Franchisee for any reason loses its right to possession of the Restaurant premises;

(iv) if the Company discovers that Franchisee has made any material misrepresentation or omitted any material fact in the information furnished by the Franchisee in connection with the grant of this franchise; or

(v) if the Franchisee (or any stockholder if Franchisee is a corporation) is convicted of any felony or any crime involving moral turpitude.

(b) If the Franchisee defaults in the performance or observance of any of its other obligations hereunder or under any other HUDSON'S GRILL franchise agreement in which the Franchisee or anyone holding an interest in Franchisee also has an interest, and such default continues for a period of thirty (30) days after written notice to the Franchisee, the Company may at any time thereafter terminate this Agreement as well as any other such franchise agreement upon written notice to the Franchisee. A repetition within a one-year period of any default shall justify the Company in terminating this Agreement upon written notice to the Franchisee without allowance for any curative period. The foregoing provisions of this Subsection 15.1 are subject to the provisions of any local statutes or regulations which may prohibit the Company from terminating this Agreement without good cause or without giving the Franchisee additional prior written notice of termination and opportunity to cure any default. In the event of any termination for failure of the Franchisee to successfully complete the Company's HUDSON'S GRILL RESTAURANT operations training course pursuant to Subsection 4.2, the Company shall terminate this Agreement.

15.2 Requirements Upon Termination. Upon the expiration or earlier termination of this Agreement for any reason, the Franchisee shall:

(a) immediately discontinue the use of the System and Trademarks;

(b) if the Restaurant premises are owned by the Franchisee or leased from a third party, upon demand by the Company, remove the Trademarks from all buildings, signs, fixtures and furnishings, and alter and paint all buildings and other improvements maintained pursuant to this Agreement a design and color which is basically different from the Company's authorized building design and painting schedule. In addition to and without limiting the generality of the foregoing, the Franchisee shall make the following building alterations wherever such building contains the items referred to: Remove all indicia and references to themes of classic automobiles and the "fifties". If the Franchisee shall fail to make or cause to be made any such removal, alteration or repainting within thirty (30) days after written notice, then the Company shall have the right to enter upon the Restaurant premises, without being deemed guilty of trespass or any other tort, and make or cause to be made such removal, alterations and repainting at the reasonable expense of the Franchisee, which expense the Franchisee shall pay the Company upon demand; and

(c) not thereafter use any trademark, trade name, service mark, logo, insignia, slogan, emblem, symbol, design or other identifying characteristic that is in any way associated with the Company or similar to those associated with the Company, or operate or do business under any name or in any manner that might tend to give the public the impression that the Franchisee is or was a licensee or Franchisee of or otherwise associated with, the Company.

15.3 Trademark Infringement.

(a) In the event that either party initiates any legal proceeding to construe or enforce the terms, conditions and provisions of this Agreement, including its termination provisions, or to obtain damages or other relief to which either may be entitled by virtue of this Agreement, the prevailing party shall be paid its reasonable attorneys' fees and costs by the other party.

(b) If the Franchisee refuses to comply with a written notice of termination sent by the Company and a court later upholds such termination of this Agreement, operation of the Restaurant by the Franchisee from and after the date of termination stated in such notice shall constitute trademark infringement by the Franchisee and the Franchisee shall be liable to the Company for damages resulting from such infringement in addition to any royalties paid or payable hereunder, including, without limitation, any profits of Franchisee.

15.4 Option.

(a) In the event that the premises at which the Franchisee operates the Restaurant are owned by the Franchisee, then, upon termination of this Agreement, whether it is terminated by the Franchisee or by the Company, the Company shall have the option of immediately purchasing said premises from the Franchisee. If the Company elects to exercise that option, the purchase price to be paid by the Company to the Franchisee shall be the fair market value of the Restaurant land, buildings, furnishings, and equipment owned by the Franchisee. In the event that the parties are unable to agree as to such amount of any other terms of purchase within thirty (30) days following cessation of the Franchisee's operation of the licensed Restaurant at the premises, the amount or other terms of purchase as to which the parties are unable to agree shall be determined by three (3) appraisers, with each party selecting one appraiser and the two appraisers so chosen selecting the third appraiser. If appraisal occurs pursuant to this provision, following the announcement of the appraiser's decision the Company shall have thirty (30) days within which to elect whether or not to purchase the premises.

(b) In the event that premises at which the Franchisee operates the Restaurant are leased by the Franchisee from a third party, such lease and any subsequent lease of those premises shall give the Franchisee the right to assign such lease to the Company. Upon termination of this Agreement, whether it is terminated by the Company or by the Franchisee, the Franchisee's rights and obligations under said lease shall, if the Company so elects, automatically be assigned to the Company. If the Company so exercises this option, the Franchisee shall immediately vacate the premises, and the Company shall be entitled to take possession of said premises, including all fixtures and leasehold improvements. In such event the Company shall pay to Franchisee the fair market value of the interests owned by the Franchisee in the Restaurant's furnishing and equipment. Fair market value shall be determined in the same manner as set forth in the immediately preceding paragraph.

15.5 Termination by Franchisee. If this Agreement is terminated as a result of repudiation, default or other action by the Franchisee without material breach hereof by the Company, the Franchisee agrees, in addition to any other remedy or right the Company may have, to pay to the Company in lump sum as liquidated damages the amount of eight percent (8%) times the Restaurant's gross sales (as defined in Subsection 7.4 above) for the twelve months immediately preceding termination of this Agreement. The parties hereby acknowledge and agree that the precise amount of the Company's actual damages in such event would be extremely difficult to ascertain and that the foregoing sum represents a reasonable estimate of such actual damages, based upon the approximate time it would take the Company to open another HUDSON'S GRILL restaurant in the vicinity. Such liquidated damages shall not apply if the Company exercises one of the options set forth in Subsection 15.4 above and either the Company or another HUDSON'S GRILL franchise continues operation of the Restaurant as a HUDSON'S GRILL restaurant following termination of this Agreement.

15.6 Condemnation. In the event that this Agreement is terminated prior to the end of the twenty-year term set forth in Section 2 hereof as a result of condemnation proceedings or other action not within the control of the Franchisee or the Company, the Company agrees to assist Franchisee in locating an alternative location for the Restaurant in the same area to be used for the balance of the term hereof upon the same terms and conditions as contained herein and without the payment of any additional initial franchise fee. This provision shall not be construed to limit the Franchisee from receiving the full amount of any condemnation award or damages relating to the closing of the Restaurant or to require the Company to furnish Franchisee with an acceptable alternative location.

SECTION 16: NO WAIVER OF DEFAULT

16.1 No Effect. The waiver by the Company of any breach or default, or series of breaches or defaults, if any term, covenant or condition herein or of any same or similar term, covenant or condition in any other agreement between the Company and any Franchisee shall not be deemed a waiver of any subsequent or continuing breach or default of the same or any other terms, covenants or conditions contained in this Agreement, or in any other agreement between the Company and any Franchisee.

16.2 Rights and Remedies. All rights and remedies of the Company shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. The rights and remedies of the Company shall be continuing and not exhausted by any one or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement shall not discharge or release the Franchisee from any liability or obligation then accrued or any liability or obligation continuing beyond or arising out of the expiration or earlier termination of this Agreement.

SECTION 17: CONSTRUCTION AND SEVERABILITY

17.1 Partial Invalidity. If any part of this Agreement shall for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions shall not be affected thereby and such remaining portions shall remain in full force and effect as if this Agreement had been executed with such invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid; provided, however, that in the event any part thereof relating to the payment of fees to the Company, or the preservation of the Trademarks, trade secrets or secret formulae licensed or disclosed hereunder is for any reason declared invalid or unenforceable, then the Company shall have the option of terminating this Agreement upon written notice to the Franchisee.

17.2 Governing Law. The parties agree that the law of the state where the Restaurant is located shall apply to the construction and enforcement of this Agreement and govern all questions which arise with reference hereto.

SECTION 18: MISCELLANEOUS

18.1 Notices. All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given such written notice of change of address to the sending party, in which event the new address so specified shall be used.

THE COMPANY: HUDSON'S GRILL INTERNATIONAL, INC.

16970 Dallas Parkway, Suite 402

Dallas, Texas 75248

Attn: The President

THE FRANCHISEE:

18.2 Terms and Headings. All terms used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of the Agreement may require, the same as if such words had been written in this Agreement themselves. The headings inserted in this Agreement are for reference purposes only and shall not affect the construction of this Agreement or limit the generality of any of its provisions.

18.3 Compliance with Laws. The Franchisee shall at its own cost and expense, promptly comply with all laws, ordinances, orders, rules, regulations, and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and offices thereof. Without limiting the generality of the foregoing, the Franchisee shall abide by all applicable rules and regulations of any Public Health Department.

18.4 Lease of Land and Building. In the event that the parties have executed a lease or sublease of the land and/or building relating to the Restaurant, such lease or sublease is hereby incorporated in this Agreement by reference, and any failure on the part of the Franchisee (lessee or sublessee therein) to perform, fulfill or observe any of the covenants, conditions or agreements contained therein shall constitute a default hereunder. It is expressly understood, acknowledged and agreed by the Franchisee that any termination of such lease or sublease shall result in immediate termination of this Agreement without further notice.

18.5 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties and supersedes and cancels any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof. THE FRANCHISEE EXPRESSLY ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS FRANCHISE AGREEMENT AS A RESULT OF ITS OWN INDEPENDENT INVESTIGATION AND AFTER CONSULTING WITH ITS ATTORNEY, AND NOT AS A RESULT OF ANY REPRESENTATIONS OF THE COMPANY, ITS AGENTS, OFFICERS OR EMPLOYEES, EXCEPT AS CONTAINED HEREIN AND IN THE COMPANY'S FRANCHISE OFFERING CIRCULAR HERETOFORE DELIVERED TO THE FRANCHISEE.

18.6 Amendment or Modification. Except as expressly authorized herein, no amendment or modification of this Agreement shall be binding unless executed in writing by both the Company and the Franchisee.

18.7 MEDIATION. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT OR BEFORE ANY OTHER TRIBUNAL. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF DISPUTES BETWEEN FRANCHISORS AND FRANCHISEES, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15) DAYS), BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION, AT FRANCHISOR'S CORPORATE HEADQUARTERS IN DALLAS, TEXAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR (AND EXCEPT FOR THE ATTORNEYS FEES INCURRED BY EITHER PARTY), SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN CHOSEN, THEN EITHER PARTY MAY BRING A LEGAL PROCEEDING TO RESOLVE SUCH CLAIM, CONTROVERSY OR DISPUTE UNLESS SUCH TIME PERIOD IS EXTENDED BY WRITTEN AGREEMENT OF THE PARTIES. NOTWITHSTANDING THE FOREGOING, FRANCHISOR MAY BRING AN ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, OR (3) INVOLVING THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION, WITHOUT FIRST SUBMITTING SUCH ACTION TO MEDIATION.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FRANCHISEE:

HUDSON'S GRILL INTERNATIONAL, INC.

By

President